Exhibit 10.2

AMENDMENT NO. 1 TO EXECUTIVE EMPLOYMENT AGREEMENT

This Amendment No. 1 (this “Amendment”) to that certain Executive Employment Agreement, effective January 3, 2019, by and between Elizabeth Barrett (the “Executive”) and UroGen Pharma, Inc., a wholly owned subsidiary (the “Subsidiary”) of UroGen Pharma, Ltd. (the “Parent”) (the Subsidiary and the Parent together, the “Company”) is entered into as of this 26th day of January 2021. The Subsidiary, Parent and Executive are collectively referred to in this Amendment as “the Parties.”

WHEREAS, the Parent and Executive are Parties to a certain Executive Employment Agreement effective January 3, 2019 (the “Agreement) (capitalized terms used and not otherwise defined herein shall have the meanings given to such terms in the Agreement); and

WHEREAS, the Parties wish to amend the Agreement as set forth herein.

NOW THEREFORE, in consideration and in furtherance of Executive’s continued at-will employment with the Company, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereto agree as follows:

1.Section 7.2 of the Agreement is hereby amended by deleting the entire section thereof and replacing it with the following:

“7.2 Acceleration of Equity Awards; Change of Control. If the Company terminates Executive’s employment with the Company without Cause, or Executive resigns for Good Reason, in either case within three (3) months prior to, or twenty-four (24) months following the closing of a Change of Control, then in addition to the benefits set forth in Section 7.1 and pursuant to the terms of Section 6, the Company will fully accelerate the vesting of the Option and the RSU, as well as any other equity interests granted to Executive, such that 100% of the then-unvested shares subject to the Option and the RSU (or other equity interests) will be deemed vested and exercisable as of Executive’s last day of employment.”

2.This Amendment may be executed in several counterparts, all of which taken together shall constitute one single agreement between the parties. Except as amended hereby, all of the other terms and conditions of the Agreement shall remain and continue in full force and effect.

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the date first written above.

UROGEN PHARMA, LTD.EXECUTIVE

By: /s/ Molly Henderson /s/ Elizabeth Barrett

Name: Molly Henderson Name: Elizabeth Barrett

Title:Chief Financial Officer

Exhibit 10.2